Exhibit 10.8

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

CDP Services Addendum to Dry Workflow Purchase Agreement

This Addendum (the “Addendum”) to the Dry Workflow Purchase Agreement (as amended, the “Agreement’) is effective as of October 1, 2011 (the “Addendum Effective Date”) is made by and between Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 3011 N. 1st Street, San Jose, California 95134 (“IM’’). ATMI and IM are sometimes referred to herein individually as a “party” and collectively as the “parties.” Capitalized terms in this Addendum have the meaning assigned to them in the Agreement, unless otherwise separately defined herein.

WHEREAS IM and ATMI entered into the Agreement effective December 16, 2008, pursuant to which ATMI purchased from IM a Dry Workflow;

WHEREAS ATMI has entered into a Collaborative Development and License Agreement (“CDLA”) with a third party customer previously disclosed by ATMI to IM (“ATMI Customer”), pursuant to which ATMI will provide certain services to ATMI Customer, including through the use of the Dry Workflow;

WHEREAS IM will provide services to ATMI in support of the CDP (as hereinafter defined) activities under the CDLA; and

WHEREAS ATMI and IM wish to establish terms that will govern their relationship as it relates to the work to be performed for the CDP.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

ARTICLE 1

DEFINITIONS

1.1                               “CDP” or “Collaborative Development Project” shall mean the activities that ATMI Customer and ATMI undertake on a collaborative basis under the CDLA, which activity commenced on June 17, 2011.

1.2                               “CDP Delivery and Deposition Techniques” shall mean delivery and deposition techniques for chemicals, dielectric films, and molecules (including chemical precursors), including Physical Vapor Deposition (PVD), Chemical Vapor Deposition (CVD), and Atomic Layer Deposition (ALD) that constitute CDP Inventions. CDP Delivery and Deposition Techniques shall include any [*].

1.3                               “CDP Semiconductor Products” shall mean an integrated circuit in wafer or die form, the primary purpose of which is the storage of digital information that (a) constitutes a CDP Invention and/or (b) is manufactured using one or more CDP Inventions.

1.4                               “CDP Inventions” shall mean all inventions, developments, discoveries, improvements, know-how, and other Technology, whether patentable or not, that are conceived or created pursuant to the CDP and during the period from June 17, 2011 through the term of this Addendum, whether solely by ATMI, ATMI Customer or IM or jointly by any combination thereof, regardless of the form in which such Technology is originally created or thereafter reproduced, translated, converted or stored.

1.5                               “Contractor(s)” shall mean IM.

1.6                               “DRAM Products” shall mean an integrated circuit in wafer or die form, the primary purpose of which is the storage of digital information whose storage cells are based on transistor-capacitor combinations, in which the digital information is represented by charges that are stored on the capacitors, which charges must be replenished periodically to retain the information.

1.7                               “IM Background Non-Patent Rights” shall mean any and all Non-Patent Rights owned, controlled or licensable by IM without the consent of a third party or payment of compensation to a third party that were not developed, conceived, created, obtained, or acquired pursuant to, or otherwise by virtue of efforts under this Addendum and that are made available by IM to ATMI or ATMI Customer under this Addendum during the term hereof. Notwithstanding the foregoing, IM Background Non-Patent Rights do not include Non-Patent Rights developed by IM pursuant to IM’s activities under all existing IM engagements with third parties including engagements with existing customers related to DRAM Products.

1.8                               “IM Background Patent Rights” shall mean any and all Patent Rights: (i) that are owned, controlled or licensable by IM without the consent of a third party or payment of compensation to a third party; (ii) that would be Necessarily Infringed by the manufacture, use, import, sale, offer for sale or other disposal of CDP Semiconductor Products or by practicing any CDP Delivery and Deposition Techniques to manufacture DRAM Products; and (iii) that have filing dates, or entitled to the benefit of a filing date, prior to the end of the term hereof. Notwithstanding the foregoing, IM Background Patent Rights do not include Patent Rights not licensable by IM due to restrictions imposed prior to the Addendum Effective Date.

1.9                               “Necessarily Infringed” shall mean with respect to any given Patent Right, that infringement of the Patent Right would not occur but for inclusion of a

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

CDP Invention in, or in the manufacture of, (i) a CDP Semiconductor Product or (ii) a DRAM Product.

1.10                        “Non-Patent Rights” shall mean any and/or all of the following and all rights in, arising out of, or associated therewith: (i) all inventions, developments, discoveries, improvements, trade secrets, proprietary information, know-how, technology, software, technical data, and all documentation embodying or evidencing any of the foregoing; (ii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iii) mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) all rights in databases and data collections throughout the world; (vi) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world; but excluding any Patent Rights and Trademark Rights.

1.11                        “Patent Rights” shall mean any and all rights associated with any and all United States and foreign issued patents and registered utility models, and all reissues, divisions, renewals, extensions, continuations, and continuations-in-part thereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2

SERVICES

2.1                          Roles.  ATMI will lead the CDP effort and be the interface to ATMI Customer. IM will use the Dry Workflow purchased by ATMI pursuant to the Agreement to provide services to ATMI during the term of this Addendum in support of the CDP, pursuant to Exhibit A (“Services”). IM warrants that it will provide the Services using reasonable care and skill.

2.2.                       Contributions.  Exhibit A attached hereto sets forth the resources being committed by each party hereto, and the timeline for the CDP activities. In the event that there are unforeseen or incremental costs associated with the CDP beyond those contemplated by Exhibit A, ATMI and IM will mutually agree as to how such costs will be shared.

2.3                          CDP. The Services provided by IM under this Addendum are solely in support of the CDP.

ARTICLE 3

TERM AND TERMINATION

3.1                          Term.  The term of this Addendum shall commence on the Addendum Effective Date and continue through August 31,2012, unless earlier terminated in accordance with Section 3.2 below. Notwithstanding the foregoing, this Addendum shall govern any CDP activities that commenced as of June 17, 2011. The parties may agree to extend the term if mutually agreed in writing.

3.2                          Termination.  Either party may terminate this Addendum based on a material breach of this Addendum by the other party. Such termination shall be effective following 30 days’ written notice by the non-breaching party if the breach remains uncured.

3.3                          Effect of Termination.  The following provisions shall survive any expiration or termination of this Addendum: Articles 4, 5, Sections 6.2-6.5, Article 7 and Section 8.2.

ARTICLE 4

IP OWNERSHIP; LICENSES

4.1                          Ownership of Intellectual Property.  Any Intellectual Property Rights resulting from IM’s provision of the Services shall be owned by ATMI, whether or not derived through ATMI’s use of the Dry Workflow (“CDP IP”). CDP IP shall not include any Dry HPC Technology. IM will grant and hereby grants to ATMI all right, title and interest in and to the CDP IP. ATMI will grant and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

hereby grants to IM all right, title and interest in and to the Dry HPC Technology.

4.2                          License from IM to ATMI.  IM hereby grants ATMI under the IM Background Patent Rights and IM Background Non-Patent Rights, a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable, non-assignable (except as otherwise expressly provided herein) right and license to design, develop, make, use, sell (either directly or indirectly), offer for sale, import and otherwise dispose of any CDP Semiconductor Products or to practice any method or processes (a) claimed under the IM Background Patent Rights or covered by the IM Background Non Patent Rights in the manufacture of CDP Semiconductor Products or (b) that constitute a CDP Delivery and Deposition Technique commercially practicable for manufacturing DRAM Products. ATMI may grant a sublicense under the foregoing license solely to ATMI Customer. Such sublicense shall not be greater in scope than the foregoing license.

ARTICLES

CONFIDENTIALITY

Confidential Information.  The exchange of any Confidential Information in connection with the CDP is governed by the confidentiality terms attached hereto as Exhibit C. Notwithstanding the Addendum Effective Date, IM agrees to be bound by such terms as of June 17,2011. In addition, IM acknowledges and agrees that is ATMI’s “Contractor”, as such term is used in Exhibit C.

ARTICLE 6

CDP FEES; ROYALTY PAYMENTS

6.1                          CDP Fees.  In consideration of IM providing Services to ATMI, ATMI shall pay IM a total of [*] Dollars ($[*]) (“CDP Fees”). Such CDP Fees shall be payable in four equal installments, each of which is due within [*] days of ATMI receiving the applicable quarterly payment from ATMI Customer under the CDLA (which quarterly payments are due on [*]).

6.2                          [*].  ATMI has [*] to [*] ATMI Customer [*] of the [*] ATMI Customer to ATMI under the CDLA [*], as determined by ATMI Customer in its sole discretion. If ATMI [*] ATMI Customer [*] ATMI Customer under the CDLA, then ATMI will notify IM in writing, and IM will promptly [*] to [*] the [*] of the [*].

6.3                          Materials Revenue Directly Associated with the CDP.  ATMI agrees to pay IM a royalty equal to [*] percent ([*]%) of ATMI’s net revenues from materials sold to ATMI Customer by ATMI as part of the CDP module solution (regardless of whether such materials constitute a Product), in accordance with Article 6 of the Agreement; provided, however, that such royalties shall be paid on a monthly rather than quarterly basis.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.4                          HPD-Derived Materials.  In the instance where ATMI sells any Product to ATMI Customer that is not part of the CDP module solution, ATMI agrees to pay a royalty to IM as currently provided for in the Agreement. For the avoidance of doubt such royalty shall equal [*] percent ([*]%) of ATMI’s net revenues from Products sold to ATMI Customer (as determined in accordance with Section 6.1 of the Agreement), except as otherwise mutually agreed in writing by the parties (e.g., the letter agreement dated July21, 2009 between the parties).

6.5                          Non-HPD Materials.  To the extent that the alliance between ATMI and IM in support of ATMI Customer results in non-Product materials “wins” for ATMI that would not have been possible without such alliance, ATMI and IM will negotiate in good faith to set the compensation, if any, due to IM. A list of candidate materials is provided in Exhibit B. ATMI agrees to pay IM a royalty equal to [*] percent ([*]%) of ATMI’s net revenues from sales of such materials to ATMI Customer, in accordance with Article 6 of the Agreement.

6.6                         The CDP Fees and royalty payments identified in this Section 6 are limited to the specific engagement identified in this Addendum and do not apply to any other activity outside this Addendum. All other activities between ATMI and IM shall continue to be governed by their respective agreements.

ARTICLE 7

INDEMNIFICATION

General Indemnity. IM, on behalf of itself and its employees, agents, permitted subcontractors and permitted assigns, shall indemnify, defend and hold harmless ATMI, its subsidiaries and affiliates and their directors, officers, agents and employees (each an “Indemnified Party”) from and against any and all liabilities, claims, demands, damages, causes of action, losses, expenses and attorneys’ fees, whether known or unknown, vested or contingent, incurred by or asserted against any Indemnified Party arising from or related in any way to a third party claim based on (i) IM’s material breach of this Addendum, (ii) the negligence of IM, its employees, agents or representatives or (iii) any violation of law by IM, its employee, agents or representatives that is in any way connected with the Services.

ARTICLE 8

MISCELLANEOUS

8.1                         Marketing. ATMI and IM will explore other potential development opportunities at ATMI Customer. The parties shall develop a joint marketing team and marketing plans for the ATMI Customer account, and such team shall meet periodically to review progress, and revise any such marketing plan

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

accordingly. Any revenue sharing between ATMI and IM for any such opportunities shall be set forth in a separate written agreement between the parties. Notwithstanding the foregoing, each party reserves the right to approach any customer (including ATMI Customer) solely on its own to market its respective products, services and other capabilities.

8.2                         Entire Agreement. This Addendum, together with all Exhibits hereto, and together with the Agreement, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter. This Addendum is only applicable to the Services performed by IM during the term as outlined in Section 3.1. All other activities undertaken by IM under other various agreements between IM and ATMI shall continue to be governed by those respective agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ John R. Behnke	By:	/s/ Tod Higinbotham

Name:	John R. Behnke	Name:	Tod Higinbotham

Title:	SVP and GM, Semi Group	Title:	EVP and GM, Microelectronics

Date:	10/26/2011	Date:	10/28/2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A — CDP Resources and Timeline

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Who	Main activities	Who
Intermolecular	[*]

[*]

[*]

[*]

[*]

[*]

ATMI	[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B - Candidate non-NPD material “wins”

•                  [*] sold to [*] and [*] for [*].

•                  [*] sold to [*] and [*] for [*].

•                  [*] sold to [*] and [*] (does not include [*]).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

CONFIDENTIALITY

11.          CONFIDENTIALITY.

11.1        Confidential Information. “Confidential Information” shall mean any and all information or data that is disclosed under or in connection with the CDP and which is disclosed in: (i) tangible form (e.g., in writing or in the form of samples or prototypes) that is clearly marked as confidential or (ii) intangible form (e.g., orally or visually) that the Discloser identifies as confidential at the time of disclosure and provides a written summary of such information to the Recipient within thirty (30) days of such disclosure.  Each Party shall make a reasonable good faith effort to comply with the requirements in Subsection (ii) above, but, and notwithstanding such requirements, a Party’s failure to so comply shall not relieve the Recipient of its obligations under this Agreement with respect to such information if under the circumstances such information would reasonably be understood or considered to be confidential information of the Discloser. The terms and conditions of this Agreement, and the existence and subject matter of this Agreement, shall be considered and are deemed to be Confidential Information under this Agreement for which each Party is considered a Recipient under this Agreement. All ATMI Customer Foreground Non-Patent Rights and all ATMI Foreground Non-Patent Rights are and shall be deemed to be the sole Confidential Information of ATMI Customer and ATMI respectively.  All Joint Foreground Non-Patent Rights shall be deemed to be the joint Confidential Information of both Parties (“Joint Confidential Information”) regardless of the selecting Party in relation to the Draft under this Agreement, and each Party is deemed to be a Recipient of such Joint Confidential Information hereunder. Notwithstanding the foregoing, Confidential Information shall not include any information or data that: (i) is rightfully in Recipient’s possession at the time of disclosure without an obligation of confidentiality; (ii) is or becomes available to the public through no breach of this Agreement or any prior confidentiality agreement between the Parties; (iii) is approved for non-confidential release by written authorization of Discloser; (iv) is independently developed by Recipient without use of Discloser’s Confidential Information; or (v) is lawfully obtained from a Third Party without restriction and without breach of this Agreement or any other agreement.

11.2        Subsidiaries and Contractors.  A Party and/or its Subsidiaries and Contractors may disclose Confidential Information hereunder and when such entity does it is referred to herein as a “Discloser”, and a Party and/or its Subsidiaries and Contractors may receive Confidential Information hereunder and when such entity does it is referred to herein as a “Recipient.” A Party and any Subsidiary or Contractor of such Party may disclose Confidential Information to the other Party and any Subsidiary or Contractor of such other Party.

11.3        Degree of Care; Non-disclosure. Recipient shall maintain Discloser’s Confidential Information and Joint Confidential Information with at least the same degree of care it uses to protect its own confidential information, but in no case with less than

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable care. Recipient shall not disclose Discloser’s Confidential Information or Joint Confidential Information to any Third Party except as specifically permitted in this Section 11. Recipient shall not alter, modify, disassemble, reverse engineer, reverse compile, reconstruct or decompile any Confidential Information, in whole or in part, unless expressly permitted to do so by an authorized representative of the Discloser.  Recipient shall notify Discloser promptly in the event of any disclosure of Confidential Information not authorized under this Agreement.

11.4        Permitted Disclosures.  Notwithstanding any other provision of this Agreement:

(a)           Representatives. Recipient may disclose Discloser’s Confidential Information or Joint Confidential Information to its employees, directors, officers, and Contractors (collectively, “Representatives”) and Representatives of Subsidiaries and Contractors who have a need to know the information in connection with his or her job duties and who are subject to a written agreement or professional obligation that prevents unauthorized disclosure of the Confidential Information or Joint Confidential Information. Each Party shall be liable for any unauthorized disclosure of the Confidential Information or Joint Confidential Information by Representatives or Representatives of its Subsidiaries and Contractors.

(b)           Required Disclosure.  Recipient may disclose Discloser’s Confidential Information or Joint Confidential Information pursuant to a valid judicial or governmental order or as required by Applicable Law or stock exchange rule, provided however that, prior to such disclosure, Recipient shall notify Discloser of such requirement to disclose and shall reasonably cooperate with Discloser’s efforts to seek a protective order or otherwise avoid or minimize the disclosure.

(c)           Sale/Use of CDP Chemicals and CDP Semiconductor Products. The sale or use of any CDP Chemicals and/or CDP Semiconductor Products as permitted under this Agreement that inherently discloses Confidential Information of the Discloser or any Joint Confidential Information shall not be deemed to be a breach of the confidentiality terms of this Agreement or be deemed a violation of any other confidentiality obligations between ATMI Customer and ATMI, including any use or disclosure restrictions.

(d)           Patent Prosecution. The Drafting Party may disclose Joint Confidential Information, related to a CDP Joint Invention allocated to the Drafting Party pursuant to the Draft under this Agreement to a Governmental Entity as reasonably necessary for the purposes of Patent Prosecution, and such disclosure shall not be deemed to be a breach of this Agreement or be deemed a violation of any other confidentiality obligations between ATMI Customer and ATMI, including any use or disclosure restrictions.

(e)           ATMI Customer Customers and Potential Customers.  ATMI Customer and its Subsidiaries may disclose Joint Confidential Information to Third Party customers or bona fide potential Third Party customers (or to Affiliates, JV Affiliates, and/or JV Partners of ATMI Customer) where such disclosure is reasonably required in

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

furtherance of a legitimate interest in selling CDP Semiconductor Products, and the Third Party customer or bona fide potential Third Party customer (or Affiliate of ATMI Customer) is subject to nondisclosure obligations at least as strict as the nondisclosure obligations provided for in this Agreement.  Any such Affiliate, JV Affiliate, or JV Partner of ATMI Customer may in turn disclose such Joint Confidential Information to such Affiliate’s Third Party customers or bona fide potential Third Party customers consistent with the provisions of this Subsection (e).

(f)            ATMI Customers and Potential Customers.  ATMI and its Subsidiaries may disclose Joint Confidential Information to Third Party customers or bona fide potential Third Party customers (or to Affiliates of ATMI) where such disclosure is reasonably required in furtherance of a legitimate interest in selling CDP Chemicals, and the Third Party customer or bona fide potential Third Party customer (or Affiliate of ATMI) is subject to nondisclosure obligations at least as strict as the nondisclosure obligations provided for in this Agreement. Any such Affiliate of ATMI may in turn disclose such Joint Confidential Information to such Affiliate’s Third Party customers or bona fide potential Third Party customers consistent with the provisions of this Subsection (f).

(g)           ATMI Customer JV Affiliates and ATMI Customer JV Partners.  ATMI Customer and its Subsidiaries may disclose Confidential Information of ATMI, ATMI’s Wholly-Owned Subsidiaries, and ATMI’s Contractors and Joint Confidential Information to ATMI Customer JV Affiliates and ATMI Customer JV Partners who are subject to nondisclosure obligations as strict as the nondisclosure obligations provided for in this Agreement.

11.5        Copies of Confidential Information.  Recipient shall not make copies of Discloser’s Confidential Information, including Joint Confidential Information, except as reasonably necessary for the use of its Representatives or to facilitate disclosure of Confidential Information expressly permitted in this Agreement on a need-to-know basis.  Any copies that are made must be identical to the original, may not be modified, and shall be considered the property of Discloser.

11.6        No Patent Rights License to Third Party.  None of the foregoing permitted disclosures within this Section 11 shall grant or purport to grant, explicitly, by implication, by estoppel, or otherwise, to any Third Party any right, title, license or interest in or to any Patent Rights of either Party or its Affiliates.

11.7        Term of Obligations.  The obligations within this Section 11 shall be effective during the Term of this Agreement and shall survive expiration or termination of this Agreement for a period of five (5) years from the date of such expiration or termination of this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment Number 6

to the

Wets Workflow Purchase Agreement and Dry Workflow Purchase Agreement

Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 3011 North First Street, San Jose, California 95134 (“IM”) entered into a Wets Workflow Purchase Agreement effective July 13, 2007, which was amended by an Addendum effective Dec. 21, 2007 (“Amendment Number 1”), and was amended by an Amendment effective Dec. 16, 2008 (“Amendment Number 2”), and was amended by a Supplement effective Mar. 16, 2009 (“Amendment Number 3”), and was amended by a Modification effective Aug. 27, 2010 (“Amendment Number 4”)  and was amended by an amendment effective Mar. 3, 2011 (“Amendment Number 5”)

(collectively the “Wets Agreement”).

ATMI and IM also entered into a Dry Workflow Purchase Agreement effective December 16, 2008, which agreement has been amended by certain of the Amendments referenced above (collectively the “Dry Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the terms of the Wets Agreement and the Dry Agreement (hereinafter “Amendment Number 6” or “Amendment”) as set forth below.

1.              Full Engagement

1.1.         IM is in the process of arranging for ATMI’s full engagement and participation in the [*] project being undertaken by [*] and IM (the “Project”), which Project has not yet been fully defined.

1.2.         IM is interested in having ATMI  support the Project as described below, including by ATMI making available its [*] workflow (“Workflow”).

1.3.         In furtherance of complying with IM’s obligations under Section 4.3 of Amendment Number 2 as modified by Section 1.6 of Amendment Number 4 (“Preferred Material Supplier Clause”), IM is in discussions with [*] for [*] to permit certain named ATMI personnel (not to exceed 2 persons) participate directly with IM and [*] personnel as part of the Project (such ATMI participation hereinafter defined as “Full Engagement”).

IM and ATMI Confidential

1

2.              Workflow support

2.1.         If [*] permits the Full Engagement ATMI agrees to fully support the deployment, training, operation and execution of the elements, methods and procedures of the Workflow towards a successful implementation of the Project (hereinafter “Workflow Support”), provided that such Workflow Support expectations do not exceed one Full Time Engineer.  If [*] permits the Full Engagement, ATMI shall provide the Workflow Support at no charge to IM. IM understands that it may need to purchase select capital equipment to locate within IM if required to execute the Full Engagement.

2.2.         If [*] does not permit a Full Engagement, ATMI agrees to fully support execution of work on the Workflow pursuant to IM’s written request but will not support the deployment, or training of any Workflow element to either IM of [*] personnel. IM and ATMI will agree on a payment by IM to ATMI for ATMI’s services rendered in the execution of this Workflow based on the level of ATMI’s support of the Project, provided that such payments cannot exceed a rate of $[*] per month for the duration of the Project.  IM expects the duration of the Project to be less than 6 months.  Neither IM’s payment obligations nor ATMI’s obligations to provide Workflow Support under this Amendment shall extend beyond 6 months from the commencement of the Project, unless the parties mutually agree in writing. In the event the Project extends beyond 6 months, IM and ATMI will, in good faith, negotiate the monthly payments to ATMI beyond that Period.

2.3.         IM acknowledges that it is had access to ATMI confidential information about the Workflow, and agrees that it will make no attempt to replicate any ATMI Workflow elements without the expressed written permission of ATMI.  For the avoidance of doubt, this means that IM may not use any ATMI confidential information to develop coupon polish and/or clean capability of its own to support the Project.  If ATMI grants permission for IM to replicate any ATMI Workflow elements, ATMI and IM will negotiate appropriate compensation to be paid to ATMI by IM.  The restrictions on IM under this paragraph shall not apply, however, to any information which (a) is already in the public domain at the time of disclosure or becomes available to the public after the time of disclosure through no breach of this Agreement by IM; (b) was in IM’s possession prior to receipt from ATMI; (c) was received by IM from a third party; (d) is independently developed by IM; (e) is approved by ATMI for use by IM; or (f) is required to be disclosed by law or the rules of any governmental organization.

2.4.         IM agrees that the Workflow elements provided by ATMI to IM as part of the Workflow Support shall be solely used for the Project and not for any other project.

3.              Preferred Supplier

3.1.         Nothing in this letter shall serve to reduce IM’s obligations under the Preferred Material Supplier Clause.

This Amendment shall have an effective date of October 27, 2011 (“Effective Date”)

All capitalized terms not defined herein shall have the meanings given them in the Wets Agreement or the Dry Agreement, as applicable. This Amendment shall be deemed to be incorporated into each of the Wets Agreement and the Dry Agreement and made a part thereof.

IM and ATMI Confidential

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

All references to the Wets Agreement or Dry Agreement in any other document shall be deemed to refer to the Wets Agreement or Dry Agreement, as applicable, as modified by this Amendment. Except as modified by this Amendment, all of the terms and conditions of the Wets Agreement and the Dry Agreement shall remain in full force and effect. In the event that the terms of this Amendment conflict with the terms of the Wets Agreement or the Dry Agreement , the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ John R. Behnke	By:	/s/ Tod Higinbotham

Name:	John R. Behnke	Name:	Tod Higinbotham

Title:	SVP and GM, Semi Group	Title:	EVP and GM, Microelectronics

Date:	10/27/2011	Date:	10/28/2011

IM and ATMI Confidential

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Amendment Number 7

to the

Wets Workflow Purchase Agreement and Dry Workflow Purchase Agreement

Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 3011 North First Street, San Jose, California 95134 (“IM”) entered into a Wets Workflow Purchase Agreement effective July 13, 2007, which was amended by an Addendum effective Dec. 21, 2007 (“Amendment Number 1”), and was amended by an Amendment effective Dec. 16, 2008 (“Amendment Number 2”), and was amended by a Supplement effective Mar. 16, 2009 (“Amendment Number 3”), and was amended by a Modification effective Aug. 27, 2010 (“Amendment Number 4”)  and was amended by an amendment effective Mar. 3, 2011 (“Amendment Number 5”) and was amended by an amendment effective October 2, 2011 (“Amendment Number 6”)

(collectively the “Wets Agreement”).

ATMI and IM also entered into a Dry Workflow Purchase Agreement effective December 16, 2008, which agreement has been amended by certain of the amendments referenced above (collectively, the “Dry Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the terms of the Wets Agreement and the Dry Agreement (hereinafter “Amendment Number 7” or “Amendment”) as set forth below.

1.              Shipment of [*] from Kyoto, Japan to San Jose, CA

1.1.         No later than [*] days after receving a writtent request from IM, ATMI shall ship the [*] tool currently located in Kyoto, Japan to IM in San Jose, CA.

1.2.         As between IM and ATMI, ATMI shall be solely responsible for all direct and indirect costs related to the shipment of the [*] including but not limited to costs of packing and transportation.

2.              Shipment of [*]

2.1.         No later than [*] days from receiving a [*] purchase order from ATMI, IM shall commence the building or assembling as appropriate of the [*] and [*] (“New Tools”).

2.2.         Upon completion of the building and assembly of the Tools, IM shall ship the [*] and [*] (“New Tools”) to ATMI in Suwon, South Korea. The parties agree lead time for the standard configuration of the New Tools will be no more than [*] months from date of purchase order.  Final configuration and resulting lead time to be agreed upon by the parties.

2.3.         As between IM and ATMI, IM shall be solely responsible for all direct and indirect costs related to the building and assembly of the New Tools.

2.4.         As between IM and ATMI, ATMI shall be solely responsible for all direct and indirect costs related to the New Tools except for the costs identified in Section 2.3 including but not limites to the costs related to the packing, shipment, facility modification, purchase of

IM and ATMI Confidential

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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ancillary equipment (including the vaccum pumps for the [*]), installation and operation of the New Tools.

3.              Licenses and fees for the New Tools

3.1.         In exchange for the payments as outlined below in this section, IM hereby grants and ATMI hereby accepts a non-exclusive [*],[*] and Maintenance for the Workflow under IM’s rights in the New Tools to use the Tools in accordance with the terms in the Wets Agreement.  Such license shall be for a duration beginning on [*] and ending on [*].

	New Tools		2013 Amounts payable by [*]			2014 Amounts payable by [*]			2015 Amounts payable by [*]
1	[*	]	$	[*	]	$	[*	]	$	[*	]
2	[*	]	$	[*	]	$	[*	]	$	[*	]
3	[*	]	$	[*	]	$	[*	]	$	[*	]
4	[*	]	$	[*	]	$	[*	]	$	[*	]

ATMI shall issue non-cancellable purchase orders no later than 15 days prior to the dates when the corresponding amounts are payable, to obtain such licenses and maintenance for as set forth above.

Nothing in this Amendment (i) changes ATMI’s payment obligations under the Modification to the Wets Workflow Purchase Agreement dated August 27, 2010 (the “Modification”), or (ii) obligates ATMI to extend any licenses beyond the period specified in the Modification with respect to any tools or workflows that are the subject of such Modification.

This Amendment shall have an effective date of October 27, 2011 (“Effective Date”)

All capitalized terms not defined herein shall have the meanings given them in the Wets Agreement or the Dry Agreement, as applicable. This Amendment shall be deemed to be incorporated into each of the Wets Agreement and the Dry Agreement and made a part thereof.  All references to the Wets Agreement or Dry Agreement in any other document shall be deemed to refer to the Wets Agreement or Dry Agreement, as applicable, as modified by this Amendment. Except as modified by this Amendment, all of the terms and conditions of the Wets Agreement and the Dry Agreement shall remain in full force and effect. In the event that the terms of this Amendment conflict with the terms of the Wets Agreement or the Dry Agreement , the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ John R. Behnke	By:	/s/ Tod Higinbotham
Name:	John R. Behnke	Name:	Tod Higinbotham
Title:	SVP and GM, Semi Group	Title:	EVP and GM, Microelectronics
Date:	10/27/2011	Date:	10/28/2011

IM and ATMI Confidential

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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